Patrick C. Lee

Director, Investor and Media Relations

1.800.2GEVITY (1.800.243.8489), x3301

patrick.lee@gevity.com

    Exhibit 99.1

GEVITY’S CEO-DESIGNATE RECEIVES WORK AUTHORIZATION

BRADENTON, FL, September 16, 2008 – Gevity (NASDAQ: GVHR), which serves as the full-service human resources department for small and mid-sized businesses, announced today that Michael J. Lavington has received his work authorization from the United States government.

Mr. Lavington, a U.K. citizen, was appointed as Chairman of the Board in October, 2007, at which time the Board also appointed Mr. Lavington as Gevity’s new CEO, subject to work authorization approval.

Prior to Gevity, Mr. Lavington worked in executive HR roles and at the Managing Director level for major U.K. and U.S. corporations. He has also been a main Board Director of Mecca Leisure Group, a U.K. FTSE company. In the late 1980’s, Mr. Lavington was the Divisional Managing Director of Mecca Leisure’s Overseas Division, which included the Hard Rock Cafe Group. More recently, from 1997 to 1999, he was President and CEO of Resorts USA Inc., a subsidiary of the Rank Group, where he also served as the Group HR Director from 1990 to 1997. From 2000 until 2002, he was Senior Vice President HR and Property for Global Telesystems (GTS). In 2003, he became an independent business consultant and has served clients in both the U.K. and the U.S. Mr. Lavington has been a director of Gevity since 2006.

About Gevity

As a leading provider of business solutions, Gevity (NASDAQ:GVHR) empowers small- to medium-size businesses nationwide to boost their productivity by practicing human resource excellence. Gevity’s HR expertise and self-service technology enable business owners and managers to spend more time focusing on their bottom line and less time on administrative responsibilities. Gevity, a pioneer in the PEO industry, helps businesses achieve a more effective workforce, an enhanced business culture and compliance with complex HR laws.

Services include payroll and payroll administration, benefits and benefits administration, risk management and loss prevention, HR policies and procedures, new hire support, performance management, and employee development and retention.

A copy of this press release is also available from the Company’s Web site at gevity.com.

Pursuant to the Private Securities Litigation Reform Act of 1995, the Company is hereby providing cautionary statements to identify important factors that could cause the Company's actual results to differ materially from forward-looking statements contained in, or implied by, this press release. Forward-looking statements are those that express expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts. They are often expressed through the use of words or phrases such as "will result," "are expected to," "anticipated," "plans," "intends," "will continue," "estimated," "projection," “preliminary,” "forecast" and similar expressions. The results or events contemplated by forward-looking statements are affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or to predict, such as risks relating to the following: to the Company's guidance, including the challenges to achieve its growth strategy, gaining new client employees, while passing on increased pricing for its services, including professional service fees, retaining clients through annual benefit enrollment, the Company’s dependence on technology services, the adequacy of the Company’s insurance-related loss reserves, the availability of insurance coverage for workers' compensation and medical benefits, damage due to hurricanes and other natural disasters, risks inherent in the Company’s acquisition strategy and its ability to successfully assimilate acquired entities, the Company’s dependence on third-party technology licenses, the Company’s dependence on key personnel, qualified service consultants and sales associates, fluctuations in the Company’s quarterly results, variability in health insurance claims, state unemployment tax rates and workers' compensation rates, liabilities resulting from the Company’s co-employment relationship with its clients, credit risks associated with the Company’s large clients, short termination provisions in the Company’s professional services agreements, financial related concerns at clients which result in fewer employees or a termination of the relationship, the Company’s geographic market concentration, collateral requirements of the Company’s insurance programs, regulatory compliance, Internet and related data security risks, potential liabilities as a consequence of potentially being deemed an "employer" under ERISA and other tax regulations as well as other civil liabilities, challenges to expansion due to varying state regulatory requirements, competition and risks relating to recovering insurance premiums paid to a Bermuda reinsurance Company. These and other factors are described in the Company's filings with the Securities and Exchange Commission, including under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which such statement is made and the reader should not place undue reliance on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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